UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2017

MGC Diagnostics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	001-13543	41-1579150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
St. Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR -2(b)) 240.14d

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement and Tender Offer

On November 25, 2017, MGC Diagnostics Corporation, a Minnesota corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of November 25, 2017 (the “Merger Agreement”), by and among MGC Parent LLC, a Delaware limited liability company (“Parent”), AC Breathe Merger Sub Inc., a Minnesota corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and the Company. Parent and Purchaser are affiliates of Altus Capital Partners, Inc. (“Altus”). Altus is a private equity firm that makes control investments in middle market manufacturing businesses.

Pursuant to the Merger Agreement, on November 29, 2017, Purchaser commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.10 per share, of the Company (the “Shares”) at a price of $11.03 per Share (“the Per Share Amount”).

The Merger Agreement provides that, following the consummation of the Offer, the Purchaser will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The Merger will be governed by Section 302A621 of the Minnesota Business Corporation Act, with no shareholder vote required to consummate the Merger. In the Merger, each outstanding share of Company common stock (other than shares of common stock or owned Parent or Purchaser or held by shareholders who are entitled to demand, and who properly demand, dissenters’ rights under Minnesota law) will be converted into the right to receive cash in an amount equal to the Per Share Amount, without interest.

The Merger Agreement provides that each option to purchase common stock, each share of restricted stock, and each share issuable under the Company’s Employee Stock Purchase Plan that is outstanding immediately prior to closing of the Merger will be converted into the right to receive the Per Share Amount (less the exercise price in the case of options).

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including, there being validly tendered in the Offer and not validly withdrawn that number of Shares that, together with the shares beneficially owned by Parent or Purchaser (if any), represents the greater of (i) a majority of the Shares outstanding and (ii) one Share more than 90% of the total number of Shares outstanding immediately after the issuance of the Top-Up Shares (as defined below), calculated on a fully diluted basis.

Under the Merger Agreement, the Company has granted to Purchaser an option (the “Top-Up Option”) to purchase at a price per share equal to the Per Share Amount that number of newly issued, fully paid and nonassessable Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned by Parent and its subsidiaries (including Purchaser) at the time of exercise of the Top-Up Option, will constitute one share more than 90% of the total number of Shares outstanding immediately after the issuance of the Top-Up Shares, calculated on a fully diluted basis. The Company has no obligation to issue Shares under the Top-Up Option unless a majority of the then-outstanding Shares have been tendered and not withdrawn from the Offer. The Top-Up Option will be exercisable only once, in whole, but not in part, at any time following the Offer closing and prior to the closing of the Merger.

The Company, Parent and Purchaser have made customary representations, warranties and covenants in the Merger Agreement. The Company has agreed to conduct its business in all material respects in the ordinary course of business until closing of the Merger.

The obligation of Purchaser to purchase Shares is also subject to a number of closing conditions, including (i) the Company not having received demands from shareholders exercising appraisal rights under Minnesota law with respect to Shares that represent 10% or more of total outstanding Shares; (ii) neither Todd M. Austin nor Matthew S. Margolies having rescinded, revoked or terminated his respective new employment agreement entered into in connection with the execution of the Merger Agreement; and (iii) there not having occurred any changes, conditions, events, occurrences, facts or developments that would have, or be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement) on the Company’s business or operations.

The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with a Takeover Proposal (as defined in the Merger Agreement) that the Board determines constitutes a Superior Proposal (as defined in the Merger Agreement). Under the Merger Agreement, the Company has agreed to not solicit or seek a Takeover Proposal. In addition, either party may terminate the Merger Agreement, in certain circumstances, if the Offer has not closed by January 31, 2018.

Upon the termination of the Merger Agreement, under specified circumstances, the Company would be required to pay to Parent a termination fee of approximately $1.32 million. Upon the termination of the Merger Agreement, under specified circumstances, the Purchaser would be required to pay to the Company a termination fee of $2.2 million.

The Merger Agreement was unanimously approved by the Company’s Board of Directors

Tender Support Agreements

Concurrent with the execution and delivery of the Merger Agreement, on November 25, 2017, each Company director and executive officer entered into a tender support agreement (the “Tender Support Agreements”) with Parent and Purchaser, under which each director and executive officer agreed, among other things, to tender his or her Shares pursuant to the Offer. Shares held by these directors and executive officers represent, in the aggregate, approximately 8.9% of the Shares outstanding on the date of the Merger Agreement.

The foregoing description of the Merger Agreement and the Support Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement and the Tender Support Agreement, which are attached as Exhibit 2.1 and Exhibit 10.1, respectively, to this Report on Form 8-K and incorporated herein by reference. The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and shareholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of that agreement, were solely for the benefit of the parties to the agreement, and may be subject to qualifications and limitations agreed upon by the parties.

Forward- Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These statements are based on current expectations and may rely on some factors that are beyond the Company’s control. Among other things, these factors include the risk that the acquisition will not be completed or is delayed because the tender offer did not proceed as anticipated, or that the tender offer financing becomes unavailable, or that closing conditions to the transaction are not satisfied. For a description of risks and uncertainties associated with the Company, see its reports filed with the Securities and Exchange Commission, including the “Risk Factors” section in its most recent Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger, dated as of November 25, 2017, by and among MGC Parent LLC, a Delaware limited liability company, AC Breathe Merger Sub Inc., a Minnesota corporation and a wholly-owned subsidiary of Parent, and MGC Diagnostics Corporation, a Minnesota corporation.

10.1	Form of Tender Support Agreement between MGC Parent LLC, AC Breathe Merger Sub Inc., and MGC Diagnostics Corporation directors and officers.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2017	MGC DIAGNOSTICS CORPORATION
/s/ Todd M. Austin
Todd M. Austin
Chief Executive Officer

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